Exhibit 99.1

JONES ENERGY, INC. ANNOUNCES STACK/SCOOP ACQUISITION

Austin, TX — August 18, 2016 — Jones Energy, Inc. (NYSE: JONE) (“Jones Energy” or “the Company”) today announced the signing of a definitive purchase and sale agreement to acquire approximately 18,000 net acres primarily in southern Canadian and northern Grady Counties in Oklahoma for $136.5 million.  The Company anticipates the transaction will close by the end of September, subject to completion of due diligence, satisfaction of customary closing conditions and obtaining certain consents.

Highlights

•                  Enhances Midcontinent position with entry into one of the most coveted resource plays in the U.S.

•                  Approximately 70% of acreage is operated with an average working interest of approximately 50%

•                  Majority of acreage in oil window, which drives compelling returns

•                  Implied acreage value of approximately $7,600 per net acre

•                  Recent well results on par with the best of the STACK/SCOOP

•                  Multiple target zones provide significant stacked pay potential

Jonny Jones, the Company’s Founder, Chairman, and CEO, commented, “This transformative transaction gives Jones Energy a scalable footprint in one of the most coveted resource plays in the U.S.  We identified this area as a primary target for Jones over a year ago and are thrilled to be acquiring assets in the heart of the STACK/SCOOP play.  The acreage we are acquiring is highly operated, which puts us in a solid position to create value through our best-in-class Midcontinent operations.  We truly believe that our acreage has the best attributes of both the STACK and the SCOOP plays based on our in-depth geological analysis.  Recent well results on our footprint are on par with the best in the play.”  Mr. Jones went on to say, “This acquisition high-grades our Midcontinent position and significantly enhances the growth outlook for Jones Energy in 2016 and beyond.”

About Jones Energy

Jones Energy, Inc. is an independent oil and natural gas company engaged in the development and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma.  Additional information about Jones Energy may be found on the Company’s website at: www.jonesenergy.com.

Investor Contacts:

Cathleen King, 512-493-4834

Investor Relations

Or

Robert Brooks, 512-328-2953

Executive Vice President & CFO

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current economic and market conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing and amount of planned capital expenditures, availability and method of funding of acquisitions and divestitures, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.